Exhibit 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement of Bit Digital, Inc. (formerly known as Golden Bull Limited) and subsidiaries on Form F-1 of our report dated July 29, 2020, with respect to our audits of consolidated financial statements of Bit Digital, Inc. and subsidiaries as of and for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

Very truly yours,

/s/ JLKZ CPA LLP
JLKZ CPA LLP